SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                ORTHOLOGIC CORP.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                                     [LOGO]

                              1275 West Washington
                              Tempe, Arizona 85281

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 18, 2001

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of OrthoLogic Corp., a Delaware corporation (the "Company"), will be held on Friday, May 18, 2001 at 9:00 a.m. local time, at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281, for the following purposes:

     (1) To elect two directors as Class I directors to serve until the Annual Meeting of Stockholders to be held in the year 2004 or until their respective successors are elected;

     (2) To consider and act upon a proposal to amend the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock available for grant thereunder by 500,000 shares;

     (3) To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on April 3, 2001 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

     A copy of the Company's 2000 Annual Report to Stockholders, which includes certified financial statements, is enclosed. All stockholders are cordially invited to attend the Annual Meeting in person.

                                        By order of the Board of Directors,

                                        /s/ Thomas R. Trotter

                                        Thomas R. Trotter
                                        Chief Executive Officer
Tempe, Arizona
April 16, 2001

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IMPORTANT: IT IS IMPORTANT THAT YOUR STOCKHOLDINGS BE REPRESENTED AT THIS
MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
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
                                ORTHOLOGIC CORP.

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 18, 2001

                                TABLE OF CONTENTS

SOLICITATION, EXECUTION AND REVOCATION OF PROXIES............................  1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF..............................  2
     Security Ownership of Certain Beneficial Owners and Management..........  2

PROPOSAL 1:  ELECTION OF DIRECTORS...........................................  3
     Board Meetings and Committees...........................................  6
     Compensation of Directors...............................................  6

EXECUTIVE COMPENSATION.......................................................  7
     Report of the Compensation Committee of the Board of Directors..........  7
     Compensation Committee Interlocks and Insider Participation.............  9
     Certain Transactions....................................................  9
     Summary Compensation Table.............................................. 10
Option/SAR Grants in Last Fiscal Year........................................ 11
     Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End
       Option/SAR Values..................................................... 12
     Employment Contracts, Termination of Employment, and
       Change-in-Control Arrangements........................................ 12
     Performance Graph....................................................... 13
     Section 16(a) Beneficial Ownership Reporting Compliance................. 14

PROPOSAL 2:  APPROVAL OF AN AMENDMENT TO THE 1997
     STOCK OPTION PLAN INCREASING SHARES AVAILABLE
     FOR GRANT BY 500,000 SHARED............................................. 14
     Summary of 1997 Plan.................................................... 14
     Certain Federal Income Tax Consequences................................. 16
     Valuation............................................................... 17
     Option Grants........................................................... 17
     Required Vote........................................................... 17

PROPOSAL 3:  APPROVAL OF INDEPENDENT AUDITORS................................ 18

OTHER MATTERS................................................................ 18

STOCKHOLDER PROPOSALS........................................................ 18

APPENDIX A: AUDIT COMMITTEE CHARTER..........................................A-1

                                    Logo here

                              1275 West Washington
                              Tempe, Arizona 85281

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 18, 2001

                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of OrthoLogic Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 18, 2001 or any adjournment thereof (the "Annual Meeting") at the offices of the Company at 1275 West Washington, Tempe, Arizona 85281. All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about April 16, 2001.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal conversations or by telephone, telex, facsimile or telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. The Company has also retained Corporate Investor Communications, Inc. ("CIC"), 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to aid in solicitation of proxies. For these services, the Company will pay CIC a fee of $5,000 and reimburse it for certain out-of-pocket disbursements and expenses. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 1275 West Washington, Tempe, Arizona 85281.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 3, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, there were issued and outstanding 31,437,001 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. The Inspector of Election appointed by the Chairman of the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required with respect to the approval of the other proposals set forth herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at March 12, 2001 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company and each director nominee, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

                                                     SHARES BENEFICIALLY
                                                          OWNED (1)
                                                    ----------------------
IDENTITY OF STOCKHOLDER OR GROUP                    NUMBER         PERCENT
--------------------------------                    ------         -------
Thomas R. Trotter (2)                                766,142         2.4

Kevin R. Lunau (3)                                    40,477          *

Frank P. Magee (4)                                   719,200         2.3

Terry D. Meier (5)                                   167,533          *

William C. Rieger (6)                                 92,602          *

Stuart H. Altman (7)                                  41,542          *

Fredric J. Feldman (8)                               144,000          *

John M. Holliman III (9)                             160,000          *

Elwood D. Howse (10)                                 165,644          *

Augustus A. White III (11)                           168,283          *

Heartland Advisors, Inc.                           5,147,000        16.4
790 North Milwaukee Street
Milwaukee, Wisconsin 53202 (12)

Dimensional Fund Advisors Inc.                     1,881,700         6.0
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401 (13)

All directors and executive officers as a          2,652,638         8.4
group (12 persons) (14)

----------
*    Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 701,142 shares Mr. Trotter has a right to acquire upon exercise of stock options.
(3) Includes 39,227 shares Mr. Lunau has a right to acquire upon exercise of stock options.
(4) Includes 550,200 Dr. Magee has a right to acquire upon exercise of stock options.
(5) Includes 163,433 shares Mr. Meier has a right to acquire upon exercise of stock options.
(6) Includes 90,152 shares Mr. Rieger has a right to acquire upon exercise of stock options.
(7) Includes 28,542 shares Dr. Altman has a right to acquire upon exercise of stock options.
(8) Includes 93,000 shares Dr. Feldman has a right to acquire upon exercise of stock options. Voting and investment power shared with spouse.
(9) Includes 117,000 shares Mr. Holliman has a right to acquire upon exercise of stock options.
(10) Includes 117,000 shares Mr. Howse has a right to acquire upon exercise of stock options.
(11) Includes 74,500 shares Dr. White has a right to acquire upon exercise of stock options.
(12) Derived from a Schedule 13G, Amendment No. 6, dated January 23, 2001 filed by the stockholder pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Schedule 13G states that the securities "may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Heartland Advisors, Inc and William J. Nasgovitz, as a result of his position with and ownership in Heartland." The Schedule 13G, as amended, also states that the Common Stock is held in investment advisory accounts of Heartland Advisors, Inc., so various people have ownership rights to the Common Stock. Mr. Nasgovitz, as a result of his position as an officer and director of Heartland Group, Inc., is deemed the beneficial owner of 2,198,800 shares of common stock or 7% of the outstanding.
(13) Derived from a Schedule 13G dated February 23, 2001 filed by Dimensional Fund Advisers, Inc ("Dimensional") pursuant to the 1934 Act. The Schedule 13G states that Dimensional is an investment advisor under the Investment Advisors Act of 1940, that it serves as investment manager to certain investment vehicles and that "[i]n its role as investment advisor and investment manager, Dimensional possesses voting and/or investment power over the securities of the Issuer" described in the Schedule 13G. Dimensional disclaims beneficial ownership of the securities.
(14) Includes 2,143,361 shares directors and executive officers have a right to acquire upon exercise of stock options.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting to serve as Class I directors until the Annual Meeting of Stockholders to be held in the year 2004 and until their respective successors are elected. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM FOR THE COMPANY'S NOMINEES FREDRIC J. FELDMAN, PH.D. AND THOMAS R. TROTTER. Dr. Feldman and Mr. Trotter are currently directors of the Company. The two nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. Only affirmative votes are relevant in the election of directors.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery at 1275 West Washington, Tempe, Arizona or by United States mail, postage prepaid to Secretary, OrthoLogic Corp., 1275 West Washington, Tempe, Arizona 85281, not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting; and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifteenth (15th) day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The nomination and other features of directorships may be affected by the resolutions establishing series of preferred stock.

     Pursuant to the Company's Certificate of Incorporation, as amended, the Board of Directors is classified into three classes, with each class holding office for a three-year period. The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of nine. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The names of the nominees for director and of the directors whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

     NOMINEES FOR CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE AT THE ANNUAL MEETING HELD IN THE YEAR 2004:

FREDRIC J. FELDMAN, PH.D.(1)(3) Director since 1991

Fredric J. Feldman, Ph.D., 61, has been the President of FJF Associates, a consultant to health care venture capital and emerging companies, since February 1992. From September 1995 to June 1996, he was the Chief Executive Officer of Biex, Inc. a women's healthcare company. Dr. Feldman returned to his position as Chief Executive Officer of Biex again in 1999. He served as Chief Executive Officer of Oncogenetics, Inc., a cancer genetics reference laboratory from 1992 to 1995. Between 1988 and 1992, Dr. Feldman was the President and Chief Executive Officer of Microgenics Corporation, a medical diagnostics company. He is a director of Sangstat Medical Corp., a publicly held biotech transplant drug company, and of Ostex International, Inc., a publicly held developer of diagnostics and therapeutics for skeletal and connective tissue diseases.

THOMAS R. TROTTER Director since 1997

Thomas R. Trotter, 53, joined the Company as President and Chief Executive Officer and a Director in October 1997. From 1988 to October 1997, Mr. Trotter held various positions at Mallinckrodt, Inc. in St. Louis, Missouri, most recently as President of the Critical Care Division and a member of the Corporate Management Committee. From 1984 to 1988, he was President and Chief Executive Officer of Diamond Sensor Systems, a medical device company in Ann Arbor, Michigan. From 1976 to 1984, he held various senior management positions at Shiley, Inc. (a division of Pfizer, Inc.) in Irvine, California.

----------
(1)  Member of the Executive Committee
(3)  Member of the Compensation Committee.

           THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

     DIRECTORS CONTINUING IN OFFICE:

     CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2002 ANNUAL MEETING:

JOHN M. HOLLIMAN III(1)(2) Director since 1987

John M. Holliman III, 47, has served as a director of the Company since September 1987 and as a Chairman of the Board of Directors since August 1997. Since February 1993, he has been a general partner of entities which are the general partners of Valley Ventures, L.P. (formerly known as Arizona Growth Partners, L.P.), and Valley Ventures II, L.P., both venture capital funds. From 1985 to 1993, he was the Managing Director and Senior Managing Director of Valley Ventures' predecessor, Valley National Investors, Inc., a venture capital subsidiary of The Valley National Bank of Arizona.

AUGUSTUS A. WHITE III, M.D., PH.D. Director since 1993

Dr. White, 64, became a director of the Company in July 1993. He was a Professor of Orthopaedic Surgery at Yale Medical School, and has been a Professor of Orthopaedic Surgery at Harvard Medical School since 1978. Dr. White is also Orthopaedic Surgeon in Chief Emeritus at Beth Israel Deaconess Medical Center. He is a former director of American Shared Hospital Services, a publicly held imaging equipment leasing company.

     CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2003 ANNUAL MEETING:

STUART H. ALTMAN, PH.D. (2) Director since 1998

Stuart H. Altman, 63, has been a Professor of National Health Policy at the Florence Heller Graduate School for Social Policy, Brandeis University since 1977. He was Dean of the Florence Heller Graduate School from 1977 to 1993. For twelve years (1984 to 1996), he was Chairman of the Congressional Prospective Payment Assessment Commission responsible for advising Congress and the Administration on Medicare Payment Policies for Hospitals, Nursing Homes, Home Health Agencies and other health care providers. Dr. Altman has served as the Chair of the Advisory Board to the Institute of Medicine of the National Academy of Sciences and serves as a member of the Board of Trustees of Beth Israel Hospital in Boston, Massachusetts. From 1971 to 1976, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at Health, Education and Welfare under President Nixon. Dr. Altman is a director of IDX Systems Corporation, a publicly held provider of healthcare information systems.

ELWOOD D. HOWSE, JR.(1)(2)(3) Director since 1987

Elwood D. Howse, Jr., 61, has served as a director of the Company since September 1987. He is a general partner of CH Partners IV, a venture capital fund, and was a co-founder of Cable & Howse Ventures, a venture capital management firm. Mr. Howse has served as the President of Cable & Howse Ventures, Inc. since 1981. He is a member of the boards of directors of Applied Microsystems Corporation, a publicly held provider of software development tools and technologies, ImageX.com, Inc., a public business to business Internet market maker for printed business materials, as well as several private companies and not-for-profit organizations.

----------
(1)  Member of the Executive Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Compensation Committee.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2000. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.

     The Board presently has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, which acts on Board matters that arise between meetings of the full Board of Directors, consists of Dr. Feldman, Mr. Holliman and Mr. Howse and met two times during 2000.

     The Audit Committee consists of Mr. Howse, Mr. Altman and Mr. Holliman and met five times in 2000. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee, which consists of Dr. Feldman and Mr. Howse, met one time during 2000. The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers certain grants under the Company's stock option plans with a view to ensure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

     The Company does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations of persons to be directors are considered by the full Board of Directors.

COMPENSATION OF DIRECTORS

     The Company pays non-employee directors an annual retainer of $12,000. All directors are eligible for the grant of nonqualified stock options pursuant to the Company's 1997 Stock Option Plan. The Company issued options to acquire 5,000 shares to each non-employee director on December 15, 2000. All such options vested immediately on the grant date and were granted at the market price of $2.438 on the date of grant. The Company has reserved options for similar grants in the next two years, provided that the non-employee director remains a director of the Company. The options have been granted with ten-year terms. The Company also issued 30,000 shares to each non-employee director on January 19, 2001. This option grant vests June 1, 2001 at a market price of $3.188 per share.

     For information regarding options granted to the Company's only employee-director (Mr. Trotter) during 2000, see the table captioned "Option/SAR Grant in Last Fiscal Year" below.

     The following table summarizes options granted to non-employee directors during the year ended December 31, 2000:

         NAME               DATE OF OPTION     NUMBER OF SHARES     OPTION PRICE
         ----               --------------     ----------------     ------------
Stuart H. Altman              12/15/00              5,000              $2.438

Fredric J. Feldman            12/15/00              5,000              $2.438

John M. Holliman III          12/15/00              5,000              $2.438

Elwood D. Howse, Jr.          12/15/00              5,000              $2.438

Augustus A. White III         12/15/00              5,000              $2.438

                                COMMITTEE REPORTS

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (THE "COMMITTEE") AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED AND SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and certain option grants under the Company's stock option plans (the "Plans").

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 2000, the Company used base salary, executive officer cash bonuses and stock options to achieve these objectives. In carrying out these objectives, the Committee considers the following:

     (1) THE LEVEL OF COMPENSATION PAID TO EXECUTIVE OFFICERS IN POSITIONS OF COMPANIES SIMILARLY SITUATED IN SIZE AND PRODUCTS. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. The Company typically surveys publicly available information regarding companies listed on the Nasdaq National Market which are comparable in size, products or industry with the Company.

     (2) THE INDIVIDUAL PERFORMANCE OF EACH EXECUTIVE OFFICER. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills and teamwork.

     (3) CORPORATE PERFORMANCE. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial goals.

     (4) THE RESPONSIBILITY AND AUTHORITY OF EACH POSITION RELATIVE TO THE OTHER POSITIONS WITHIN THE COMPANY.

     The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation are as follows:

     BASE SALARY. In establishing base salaries, the Committee believes that it tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries publicly disclosed by companies that OrthoLogic believes are comparable to it and generally targets base salary to the mid-point of the ranges.

     PERFORMANCE BONUSES. In establishing performance bonuses, the Committee believes that it tends to give greater weight to factors 2 and 4 above and further believes that such performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan which is based upon the financial performance of the Company and other specific company-wide objectives established by the Committee and approved by the full Board of Directors. For 2000, executive bonuses were targeted at between 40% and 50% of the executive officers' base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company's performance may vary from year to year depending on the particular facts and circumstances at the time.

     OPTION GRANTS. In establishing option grants or recommendations to the entire Board, the Committee believes it tends to give greater weight to factors 2 and 3 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards a grant under a Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on an annual basis, under the Plan. Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

     The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company's five highest-paid executive officers. The Compensation Committee has analyzed the impact of this change in the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has and would not have been significant and has decided for the present to not modify the compensation policies of the Company based on such changes in the tax law. In the event that the Committee determines that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee reviews the performance of the Chief Executive Officer at least annually. When Mr. Trotter was hired in October 1997, the Compensation Committee reviewed data from a survey of salaries for companies comparable in size, products and industry and considered the Company's earnings and financial position. Based on this criteria, the Compensation Committee set Mr. Trotter's salary at $260,000 with a bonus percentage within the range previously approved for all executive officers. Mr. Trotter's compensation package was structured in the same manner for 2000, with an increase in salary to $300,000.

     In January 2001, the Compensation Committee met to determine bonuses based on performance during 2000 and awarded a bonus of $120,000 to Mr. Trotter. At the same meeting, the Compensation Committee set performance goals for 2001 and structured the 2001 Management Bonus Plan.

                       Compensation Committee During 2000:

Fredric J. Feldman                                          Elwood D. Howse, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, Fredric J. Feldman and Elwood D. Howse, Jr. served on the Compensation Committee of the Board of Directors.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the Nasdaq National Market. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, and written confirmations from management with respect to services provided by the auditors, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                           Audit Committee During 2000

John M. Holliman, III           Stuart H. Altman            Elwood D. Howse, Jr.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, with respect to the years ended December 31, 2000, 1999 and 1998 compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 2000.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                  ANNUAL COMPENSATION                   AWARDS
                                         ---------------------------------------     ------------
                                                                                      SECURITIES
                                                                    OTHER ANNUAL      UNDERLYING       ALL OTHER
                                                                    COMPENSATION     OPTIONS/SARS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)     BONUS ($)      ($)(1)           (#)(2)           ($)(3)
---------------------------    ----      ----------     ---------      ------           ------           ------
Thomas R. Trotter              2000       297,307        120,000        5,400          300,100              --
President and Chief            1999       281,500        114,000        5,400           50,000              --
Executive Officer              1998       260,000        130,000        5,400          100,000             302

Frank P. Magee                 2000       216,154             --           --              100              --
Vice President and Chief       1999       200,000         70,000           --          300,000              --
Technical Officer              1998       199,750         60,000           --               --              --

Terry D. Meier
Senior Vice President,         2000       191,077         46,000           --              100              --
Chief Financial Officer        1999       181,616         54,200           --           17,500              --
and Secretary                  1998       137,981(4)      33,000           --          150,000              --

William C. Rieger              2000       182,654         44,000           --              100              --
Vice President, Marketing      1999       185,096         51,000           --           17,500              --
                               1998       163,530         40,000       10,000          100,000              --

Kevin R.Lunau                  2000       152,115         37,000       38,477              100              --
Vice President of              1999       137,327         43,700           --           47,750              --
Manufacturing                  1998       114,000         18,750           --               --              --

----------
(1) Other Annual Compensation includes an automobile allowance for Mr. Trotter and a relocation bonus to Mr. Rieger and Mr. Lunau.
(2)  Consist entirely of stock options.
(3)  Term life and disability insurance payments.
(4) Mr. Meier's base annual salary for 1998 was $175,000. Mr. Meier joined the Company on March 16, 1998.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

     The following table sets forth information about stock option grants during the last fiscal year to the named executive officers named in the Summary Compensation Table.

                                               INDIVIDUAL GRANTS
                         ----------------------------------------------------------     POTENTIAL REALIZABLE
                                             % OF TOTAL                                VALUE AT ASSUMED ANNUAL
                            NUMBER OF       OPTION/SARS                                 RATES OF STOCK PRICE
                           SECURITIES        GRANTED TO    EXERCISE                         APPRECIATION
                           UNDERLYING        EMPLOYEES     OR BASE                        FOR OPTION TERM (2)
                          OPTIONS/SARS       IN FISCAL      PRICE       EXPIRATION       ----------------------
NAME                     GRANTED (#)(1)         YEAR        ($/SH)         DATE          5% ($)         10% ($)
----                     --------------         ----        ------         ----          ------         -------
Thomas R. Trotter           100,000                         $3.531        1/21/10
                            100,000                         $3.016        7/28/10
                            100,000(3)                      $2.438       12/15/10
                                100(3)         40.70%       $3.531        1/21/10      $248,337        $548,759

Frank P. Magee                  100                (4)      $3.531        1/21/10      $  98.00        $ 216.00

Terry D. Meier                  100                (4)      $3.531        1/21/10      $  98.00        $ 216.00

William C. Rieger               100                (4)      $3.531        1/21/10      $  98.00        $ 216.00

Kevin R. Lunau                  100                (4)      $3.531        1/21/10      $  98.00        $ 216.00

----------
(1)  Consist entirely of stock options.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.
(3) The 100,100 nonqualified options granted to Mr. Trotter are exclusive of the 1987 and 1997 stock option plans.
(4)  Less than 1 percent.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year.

                                 NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                            UNDERLYING UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                   AT FY-END (#) (1)                    AT FY-END ($)(2)
                            ------------------------------      -------------------------------
NAME                        EXERCISABLE      UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
----                        -----------      -------------      -----------       -------------
Thomas R. Trotter             659,474          140,626            43,700                  --
Frank P. Magee                550,200             ----            34,400                  --
Terry D. Meier                141,142           26,458             1,641               2,109
William C. Rieger              81,194           36,406               938               2,813
Kevin R. Lunau                 34,373           29,577               938               2,183

----------
(1)  No SARs are outstanding.
(2) Value is based upon closing bid price of $ 2.875 as reported on the Nasdaq National Market for December 29, 2000, minus the exercise price, multiplied by the number of shares underlying the option.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of Mr. Trotter (effective October 20, 1997), Dr. Magee (effective October 17, 1997 and amended on January 22, 1999, Mr. Meier (effective March 16, 1998) and Mr. Rieger (effective January 5, 1998) and Mr. Lunau (effective March 15, 1999). The Employment Agreements provide that salaries and bonuses shall be determined annually by the Compensation Committee of the Board of Directors. The Company may terminate each employee's employment with cause, in which case the Company shall be obligated to pay such employee's salary through the date of termination. If the Company terminates the employee's employment without cause, Mr. Trotter, Mr. Meier, Mr. Rieger and Mr. Lunau are entitled to 12 months salary and Dr. Magee is entitled to 24 months salary.

     Under the Company's stock option plans, upon the occurrence of a merger in which the Company is not the surviving entity, a sale of substantially all of the assets of the Company, an acquisition by a third party of 100% of the Company's outstanding equity securities or a similar reorganization of the Company, 75% of all unvested options will vest, with the balance vesting equally over 12 months or according to the individual's vesting schedule, whichever is earlier. Additionally, the Company's 1997 Stock Option Plan provides that, upon a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, outstanding options shall be substituted on an equitable basis for options for appropriate shares of the surviving corporation, or optionees shall receive cash in exchange for cancellation of outstanding options.

     The Compensation Committee of the Board of Directors has approved a 2001 bonus plan for the Company's executive officers which provides for bonuses of up to 50% of base salary, depending on Company and individual performance.

PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of (i) the Standard & Poors Healthcare Medical Products and Supplies Index and (ii) the Russell 2000 Index from the date that the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 through December 31, 2000. The graph is generated by assuming that $100 was invested on January 1, 1995 in each of the Company's Common Stock, the Standard & Poors Healthcare Medical Products and Supplies Index and the Russell 2000 Index, and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURNS

                              [PERFORMANCE GRAPH]

                             12/31/95       12/31/96       12/31/97        12/31/98       12/31/99        12/31/00
                             --------       --------       --------        --------       --------        --------
OrthoLogic Corp.               $100           $281            $278           $167           $128            $144
Peer Group                     $100           $217            $273           $380           $391            $420
Russell 2000 Index             $100           $140            $169           $163           $195            $192

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 2000. The Company is aware of one late filing by its board member, Dr. White, who reported an August purchase of 3,000 shares in November, 2000. In making these disclosures, the Company has relied solely on written representations of those persons it knows to be subject to the reporting requirements and copies of the reports that they have filed with the SEC.

       PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE 1997 STOCK OPTION PLAN
            INCREASING SHARES AVAILABLE FOR GRANT BY 500,000 SHARES

     THE SUMMARY OF THE MATERIAL FEATURES OF THE 1997 PLAN IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE 1997 PLAN. A COPY OF THE 1997 PLAN IS AVAILABLE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

     Stock options play a key role in the Company's ability to recruit, reward and retain executives and key employees. The Company believes that equity-based incentive programs help insure a tight link between the interests of its stockholders and employees and enhance the Company's ability to continue recruiting and retaining top talent. The Board believes that stockholders should adopt Proposal 2 to help the Company continue to meet these objectives.

SUMMARY OF 1997 PLAN

     The 1997 Plan was originally adopted by the Board of Directors on March 26, 1997. A total of 1,040,000 shares of Common Stock was reserved for issuance under the 1997 Plan at that time. Over 1998, 1999 and 2000, the Board and shareholders approved an amendments to the 1997 Plan that increased the number of shares of Common Stock reserved for issuance by 375,000, 275,000 and 1,000,000 shares respectively. The Board approved and is seeking shareholder approval for a proposal to increase the number of shares reserved by 500,000 additional shares.

     PURPOSES. The purposes of the 1997 Plan are to attract and retain the best available employees and directors of the Company or any parent or subsidiary or affiliate of the Company which now exist or hereafter is organized or acquired by or acquires the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company.

     The 1997 Plan provides for the grant of options which qualify as "incentive stock options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs"). The 1997 Plan is administered by the Board of Directors or by a committee of directors appointed by the Board and constituted so as to permit the Plans to comply with the provisions of Rule 16b-3 ("Rule 16b-3") under the 1934 Act. The administering body is referred to herein as the "Committee."

     SHARE RESERVE. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1997 Plan (before amendment) is 2,690,000 shares of the Company's Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. As of March 12, 2001, a total of 2,484,979 shares were subject to outstanding options under the 1997 Plan, and 12,330 shares have been issued upon exercise of options under the 1997 Plan. If any outstanding option grant under the 1997 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1997 Plan as if no options had been granted with respect to those shares.

     ELIGIBILITY. Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1997 Plan. Nonemployee directors are eligible to receive only NSOs under the 1997 Plan while employee directors are eligible for both ISOs and NSOs. As of March 12, 2001, approximately 500 employees and five non-employee directors were eligible to participate in the 1997 Plan.

     In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1997 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by the Company for the grant of an award will be past services or the expectation of future services, or both. The 1997 Plan does not confer on any optionee in the 1997 Plan any right with respect to continued employment or other services to the Company and will not interfere in any manner with the right of the Company to terminate an optionee's employment or other services.

     LIMITATIONS ON AWARDS. No grants are required to be made during any calendar year. In any calendar year, no individual may receive grants of options covering more than 200,000 shares. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to an optionee owning more than 10% or more of the total combined voting power of all classes of stock to the Company or any ISO Group member), three months after the date the optionee ceases to perform services for the Company or any ISO Group member (for reasons other than death, disability or cause), one year after the date the optionee ceases to perform services for the Company or any other ISO Group member if cessation is due to death or disability, or the date the optionee ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), three years after the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the optionee ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

     PRICING AND PAYMENT OF OPTIONS. The per share exercise price of each stock option granted under the 1997 Plan is established by the Committee at the time of grant. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of an optionee who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of an NSO may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to an optionee may become exercisable during any one calendar year may not exceed $100,000. The fair market value of the Common Stock equals the closing price on the date in question as reported on the Nasdaq National Market.

     Under the 1997 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the optionee held the shares of stock for at least six months); or (iv) if permitted by the Company, through a sale and remittance procedure by which an optionee delivers concurrent written instructions to a brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve board and any other applicable laws or regulations in effect at the time such credit is extended.

     The Committee may require, as a condition to exercise of an option, that the optionee pay to the Company the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine.

     Subject to certain limitations, the Committee may modify, extend or renew outstanding options. The Committee may not reduce the exercise price of outstanding options or accept the surrender of outstanding options and grant new options in substitution. Each option may have additional terms and conditions consistent with the Plan as determined by the Committee.

     EXERCISE. The Committee has the authority to determine the vesting and exercise provisions of all grants under the 1997 Plan. In general under the 1997 Plan, no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, or a guardian or legal representative.

     ACCELERATING EVENTS. Unless otherwise provided in the grant letter, 75% of each optionee's unvested options under the 1997 Plan will become immediately exercisable in full upon the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company. (If the optionee loses his position with the Company as a result of or subsequent to such an event, 100% of the optionee's unvested options will immediately become exercisable.) The unvested balance will vest in 12 equal monthly installments following the event or according to the optionee's individual vesting schedule, whichever is earlier.

     MERGER, CONSOLIDATION OR REORGANIZATION. In the event of a merger consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board of Directors, the Committee (subject to approval of the Board) or the board of directors of any corporation assuming the obligations of the Company shall either (a) protect each outstanding and unexercised option by the substitution on an equitable basis of appropriate shares of the surviving corporation or (b) cancel each such option and make a cash payment to the optionee.

     TERMINATION OR AMENDMENT OF THE 1997 PLAN. The Board of Directors may amend or modify the 1997 Plan at any time; provided, that shareholder approval shall be obtained for any action for which shareholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1997 Plan will terminate on March 25, 2007, unless sooner terminated by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 1997 Plan. The following discussion does not address state, local or foreign tax consequences.

     An optionee will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the share received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of an ISO.

     If shares acquired upon exercise of an ISO are not disposed of by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the optionee and (ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of an optionee to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

     A "disqualifying disposition" will generally result if Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the optionee will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. Any amount realized on the sale in excess of the fair market value of the date of exercise will be treated as a capital gain. If the amount realized on the sale is less than the exercise price, the optionee will recognize no ordinary income, and the loss will be reportable as a capital loss. The Company will be allowed a tax deduction in the year of any disqualifying disposition equal to the amount of ordinary income recognized by the optionee.

     In general, an optionee to whom an NSO is granted will recognize no taxable income at the time of the grant. Upon exercise of an NSO, the optionee will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the NSO, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the optionee in the year the optionee recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

VALUATION

     As of March 13, 2001, the closing sale price for the Company's Common Stock, as reported on the Nasdaq National Market, was $ 3.979 per share.

OPTION GRANTS

     As of the date of this proxy statement, there has been no determination by the Committee with respect to future awards under the 1997 Plan.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock present (or represented) and entitled to vote at the Annual Meeting is required for the approval of this proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against this proposal and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                 OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN

                 PROPOSAL 3: APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2000 and recommends that stockholders vote FOR ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements annually since 1987. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $135,953.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

There were no fees paid to Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $198,247 for tax preparation and tax consulting on various items.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending December 31, 2002 must be received by the Company no later than December 13, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2000 Annual Meeting, such notice must have been delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on April 4, 2001.


April 16, 2001                                            THE BOARD OF DIRECTORS

                                   Appendix A

                             Audit Committee Charter

This charter shall be reviewed and updated annually and any change approved by the board of directors.

                              Role and Independence

The audit committee of the board of directors assists the board in fulfilling is responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consistent of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment and shall meet the director independence requirements for serving on all audit committees as set forth in the corporate governance standards of NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accounts, and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

                                Responsibilities

The audit committee's primary responsibilities include:

     * Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

     * Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriated matters.

     * Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquires as may be appropriate. Based on the review, the committee shall make its audit recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

     * Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

     * Discussing with management and the external auditors the quality and adequacy of the company's internal controls.

     * Discussing with management and the board the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     * Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusion) for submission to the shareholders.

                                    Meetings

The Committee will hold periodic meetings and a minimum of one regular annual review meeting. (THE PRESIDENT, CHIEF EXECUTIVE OFFICER, VICE PRESIDENT OF FINANCE AND/OR CHIEF FINANCIAL OFFICER) may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS.

Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

                                     General

The powers of the Committee shall be limited, and all activities of the Committee shall be governed by the provisions of the Bylaws of the Company.

                                ORTHOLOGIC CORP.
                                      PROXY
                       2001 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas R. Trotter and Terry D. Meier, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated below, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OrthoLogic Corp. to be held on May 18, 2001, or any adjournment thereof, hereby revoking any proxy previously given.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 1, 2 and 3.

           (Continued and to be dated and signed on the reverse side.)

                                        ORTHOLOGIC CORP.
                                        P.O. BOX 11365
                                        NEW YORK, N.Y. 10203-0365

--------------------------------------------------------------------------------

1.  ELECTION OF CLASS I DIRECTORS
    for terms expiring in the year 2004

    FOR all nominees listed below (except as marked to the contrary below [ ]

    WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

    *EXCEPTIONS [ ]

    Nominees: Frederic J. Feldman, Ph.D. and Thomas R. Trotter.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" box and write the nominee's name on the exceptions line below.)

*Exceptions
           ---------------------------------------------------------------------

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE PLAN BY 500,000 SHARES

                         FOR [ ]   AGAINST [ ]     ABSTAIN [ ]

3.  PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                         FOR [ ]   AGAINST [ ]     ABSTAIN [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, ALL AS SET FORTH IN THE NOTICE AND PROXY STATEMENT RELATING TO THIS MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

                            Change of Address and or Comments Mark Here      [ ]

                            Please sign exactly as name appears to the left. Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

                            Dated:                            , 2001
                                  ----------------------------

                            ----------------------------------------------------
                                                 Signature

                            Votes must be indicated in Black or Blue ink. [X]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)